UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 7, 2005	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 7, 2005, IWT Tesoro Corporation held its 2005 Annual Meeting of Stockholders in Orlando, Florida.   During the meeting, Management made several statements regarding Tesoro’s results of operations and financial condition that have not previously been disclosed.  These include the following:

• Tesoro made a profit for the first quarter of 2005;

• Revenue for the first quarter of 2005 increased from the previous quarter;

• At the Coverings Show held the first week of May 2005, which is the largest trade show for hard flooring in the country, Tesoro’s wholly-owned subsidiary, International Wholesale Tile, sold more containers at the 2005 Coverings Show than during the same show held in 2004.

• IWT anticipates that sales from its Dallas, Texas warehouse in April 2005 will be doubled the sales in March 2005;

• Spelman Research Associates, Ltd., an independent fee based research, publishing and distribution firm, issued a favorable rating and report about Tesoro.  A copy of the report is available at Tesoro’s website at www.iwttesoro.com.

The foregoing statements are subject to completing Tesoro’s financials statements for the first quarter ended March 31, 2005 and will be filed on Tesoro’s Form 10-Q that period.  As such, the statements are subject to change.

ITEM 8.01 – OTHER EVENTS.

Annual Meeting of Stockholders

On May 7, 2005, IWT Tesoro Corporation held its 2005 Annual Meeting of Stockholders in Orlando, Florida.  An Information Statement and Tesoro’s 10-K for the fiscal year ended December 31, 2005 were previously provided to all Tesoro stockholders of record.  In connection with the Annual Meeting, all nominees for Directors described in the Information Statement were elected effective as of the close of the Meeting.  Appointing the independent public accounting firm of McGladrey & Pullen was also ratified as described in the Information Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2005	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President